EXHIBIT 99.1

         Exhibit                    Description                      Page No.

           4.1 -        Articles of Incorporation of the Company
                        incorporated by reference to Exhibit 3
                        (A) to the Company's Form 10-Q for the
                        fiscal quarter ended August 28, 1992.           -

           4.2 -        Bylaws of the Company incorporated by
                        reference to Exhibit 3(B) to the Company's
                        Form 10-K for the fiscal year ended June 3,
                        1994.                                           -

           5.1 -        Opinion by David Ginn.                         9 - 10

          23.1 -        Consent of Arthur Andersen LLP.               11

          23.2 -        Consent of David Ginn (included in
                        Exhibit 5.1).                                  9 - 10

          99.1 -        Oxford Industries, Inc. 1992 Stock Option
                        Plan incorporated by reference to the
                        Registrant's Proxy Statement dated
                        August 28, 1992.                                -